                                                                     EXHIBIT 3.5

                   CERTIFICATE OF DESIGNATION OF THE POWERS,
                   PREFERENCES AND RELATIVE, PARTICIPATING,
                 OPTIONAL AND OTHER SPECIAL RIGHTS OF 13-7/8%
              SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK AND
             QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF


--------------------------------------------------------------------------------
                        Pursuant to Section 151 of the

               General Corporation Law of the State of Delaware
--------------------------------------------------------------------------------

          Samsonite Corporation (the "Corporation"), a corporation organized and
                                      -----------
existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation by its Certificate of Incorporation, as amended and restated (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to
                                 ----------------------------
the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Executive Committee of said Board of Directors, by unanimous written consent dated as of June 18, 1998, duly approved and adopted the following resolution (the "Resolution"):
                           ----------

          RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to authority delegated to the Executive Committee of the Board of Directors of the Corporation, the Board of Directors does hereby create, authorize and provide for the issuance of 13-7/8% Senior Redeemable Exchangeable Preferred Stock, par value $.01 per share, with a stated value of $1,000.00 per share, consisting of 350,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

          (a)   Designation. There is hereby created out of the authorized and
                -----------
     unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as the "13-7/8% Senior Redeemable Exchangeable Preferred Stock." The number of shares constituting such class shall be 350,000 and are referred to herein as the "Senior Preferred Stock." 175,000 shares of
                                    ----------------------
     Senior Preferred Stock, designated as the "13-7/8% Senior Redeemable Exchangeable Preferred Stock, Series A," shall be initially issued with an additional 175,000 shares of

     Senior Preferred Stock reserved for issuance in accordance with paragraph
     (c)(i) hereof. The Corporation may issue up to one additional series of the Senior Preferred Stock (designated as the "13-7/8% Senior Redeemable Exchangeable Preferred Stock, Series B") pursuant to this Certificate of Designation to holders of the 13-7/8% Senior Redeemable Exchangeable Preferred Stock, Series A, in exchange for shares of the 13-7/8% Senior Redeemable Exchangeable Preferred Stock, Series A, as is necessary to comply with the registration and exchange provisions of the Registration Rights Agreement and for issuance in accordance with paragraph (c)(i) hereof following such exchange. The liquidation preference of the Senior Preferred Stock shall be $1,000.00 per share.

          (b)   Rank. The Senior Preferred Stock shall, with respect to dividend
                ----
     distributions and distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) senior (to the extent set forth herein) to all classes of Common Stock of the Corporation and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Senior Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation, as "Junior
                                                                       ------
     Securities"); (ii) on a parity with any class of Capital Stock of the
     ----------
     Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that such class or series will rank on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution (collectively referred to as "Parity Securities"); provided
                                               -----------------    --------
     that any such Parity Securities that were not approved by the Holders in accordance with paragraph (f)(ii)(A) hereof shall be deemed to be Junior Securities and not Parity Securities; and (iii) junior to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created that has been approved by the Holders in accordance with paragraph (f)(ii)(B) hereof and the terms of which expressly provide that such class or series will rank senior to the Senior Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities"); provided that any such Senior
                     -----------------    --------
     Securities that were not approved by the Holders in accordance with paragraph (f)(ii)(B) hereof (to the extent such approval is required) shall be deemed to be Junior Securities and not Senior Securities.

          (c)  Dividends.
               ---------

          (i) From the Issue Date, the Holders of the outstanding shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Senior Preferred Stock at a rate per
                                                                           ---
     annum equal to 13.875% of the liquidation preference per share of the
     -----
     Senior Preferred Stock, payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the Issue Date. All unpaid dividends will compound on a quarterly basis at a rate per
                                                                             ---
     annum equal to the then applicable dividend rate. Dividends (including
     -----
     Additional Dividends, if any) accumulating on or prior to June 15, 2003 may be paid, at the Corporation's option, either in cash or by the issuance of additional shares of Senior Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends (but not less than $1.00). In the event that on or prior to June 15, 2003 dividends are declared and paid through the issuance of additional shares of Senior Preferred Stock, as provided in the previous sentence, such dividends shall be deemed paid in full and shall not accumulate. Dividends accumulating after June 15, 2003 must be paid in cash (when, as and if declared by the Board of Directors out of funds legally available therefor). If (A) any dividend payable on any Dividend Payment Date subsequent to June 15, 2003 is not paid in full in cash, or (B) at any time, any of the types of Voting Rights Triggering Events described in clauses (2) through (6) of paragraph (f)(iv)(A) shall have occurred, the per annum dividend rate will be increased by 2% per annum from such
     ---------                                       ---------
     Dividend Payment Date until such dividend is paid in full in cash or during the continuance of any such Voting Rights Triggering Event, as the case may be. After the date on which such dividend is paid in cash or such default ceases to exist, the dividend rate will revert to the rate originally borne by the Senior Preferred Stock. Each dividend shall be payable to the Holders of record as they appear on the stock books of the Corporation on the Dividend Record Date immediately preceding the related Dividend Payment Date. Dividends shall cease to accumulate in respect of the Senior Preferred Stock exchanged for Exchange Debentures on the applicable Exchange Date or on the date of their earlier redemption unless the Corporation shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures in respect of the Senior Preferred Stock to be exchanged on such Exchange Date or shall have failed to pay the relevant redemption price on Senior Preferred Stock to be redeemed on the date fixed for redemption.

          (ii) All dividends paid with respect to shares of the Senior Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the
                                                                --- ----
     Holders entitled thereto.

          (iii) Dividends accruing after June 15, 2003 on the Senior Preferred Stock for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) may be declared and paid at any time, without reference to any Dividend Payment Date, to Holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors.

          (iv) (A) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or are deemed declared and paid) in full, or declared and, if payable in cash, a sum in cash set apart sufficient for such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not so paid, all dividends declared upon shares of the Senior Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of
                                         --- ----
     dividends declared per share on the Senior Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Senior Preferred Stock and such Parity Securities bear to each other.

          (B) So long as any share of the Senior Preferred Stock is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Securities (other than dividends in Junior Securities to the holders of Junior Securities), or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities whether in cash, obligations or shares of the Corporation or other property (other than in exchange for Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options (other than in exchange for Junior Securities) unless full cumulative dividends determined in accordance herewith on the Senior Preferred Stock have been paid (or are deemed paid) in full for all full quarterly dividend periods ended prior to the date of such payment in respect of Junior Securities.

                (C) So long as any share of the Senior Preferred Stock is outstanding, the Corporation shall not (except with respect to dividends as permitted by paragraph (c)(iv)(A)) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith on the Senior Preferred Stock have been or contemporaneously are paid (or are deemed paid) in full.

          (v) Dividends payable on the Senior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and, for periods not involving a full calendar month, the actual number of days elapsed (but not to exceed 30 days).

          (vi) Additional Dividends shall become due and payable as set forth in the Registration Rights Agreement with respect to the Senior Preferred Stock, it being understood that no Additional Dividend shall be due or payable in respect of any Exchange Preferred Stock in respect of which the Corporation shall have complied with its registration obligations under the Registration Rights Agreement.

          (vii) A reference in this Certificate of Designation to dividends "deemed to have been paid" or words of similar meaning shall mean that, in respect of a particular dividend, such dividend has been declared and funds suffi-cient for the payment thereof have been segregated and irrevocably set apart and that there exists no legal or contractual impediment to the payment of such dividends.


          (d)  Liquidation Preference.
               ----------------------

          (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the liquidation preference for each share outstanding, plus, without duplication, an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up), and no more, before any distribution shall be made or any assets distributed in respect of Junior Securities to the holders of any Junior Securities including, without limitation, Common Stock of the Corporation. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Senior Preferred Stock and all other Parity Securities are not paid in full, the holders of the Senior Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Corporation first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the holders of shares of Senior Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.

          (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

          (e)  Redemption.
               ----------
          (i)  Optional Redemption. (A) The Corporation may, at its option,
               -------------------
     redeem at any time or from time to time on or after June 15, 2001, from any source of funds legally available therefor, in whole or in part, in the manner provided for in paragraph (e)(iii) hereof, any or all of the shares of the Senior Preferred Stock, at the redemption prices in cash (expressed as a percentage of the liquidation preference) set forth below, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) if redeemed during the 12-month period beginning June 15 of each of the years set forth below:

           2001..............................................  110.00%
           2002..............................................  108.00%
           2003..............................................  106.00%
           2004..............................................  104.00%
           2005..............................................  102.00%
           2006..............................................  101.00%
           2007 and thereafter...............................  100.00%

     ; provided that no redemption pursuant to this paragraph (e)(i)(A) shall be
       --------
     made unless prior thereto or contemporaneously therewith full accumulated and unpaid regular dividends (including Additional Dividends, if any) are declared and paid in full, or are deemed paid, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date.


          (B) In addition to the foregoing paragraph (e)(i)(A) the Corporation may, at its option, use the Net Proceeds of one or more Equity Offerings to redeem for cash, in the manner provided in paragraph (e)(iii) hereof, up to 35% of the shares of Senior Preferred Stock, at a redemption price equal to 113.875% of the liquidation preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the redemption date to the redemption date), provided that no redemption pursuant to this paragraph
                       --------
     (e)(i)(B) shall be made unless prior thereto or contemporaneously therewith full accumulated and unpaid dividends (including Additional Dividends, if any) are declared and paid in full,
     or declared and a sum in cash is set apart sufficient for such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date; provided, however, that after any such redemption,
                             --------  -------
     there is at least $113.75 million aggregate in liquidation preference of the Senior Preferred Stock outstanding. Any such redemption will be required to occur on or prior to 90 days after the receipt by the Corporation of the proceeds of such Equity Offering.

          (C)   In the event of a redemption pursuant to paragraph (e)(i)(A) or
     (B) hereof of only a portion of the then outstanding shares of the Senior Preferred Stock, the Corporation shall effect such redemption on a pro rata
                                                                        --- ----
     basis according to the number of shares held by each Holder of the Senior Preferred Stock, except that the Corporation may redeem such shares held by Holders of fewer than ten shares (or shares held by Holders who would hold less than ten shares as a result of such redemption), as may be determined by the Corporation.

          (ii)  Mandatory Redemption. On June 15, 2010, the Corporation shall
                --------------------
     redeem, to the extent of funds legally available therefor all of the shares of the Senior Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Additional Dividends, if any) per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Mandatory
                                                                ---------
     Redemption Price").
     ----------------

          (iii)  Procedures for Redemption. (A) At least 30 days and not more
                 -------------------------
     than 60 days prior to the date fixed for any redemption of the Senior Preferred Stock pursuant to paragraph (e)(i) hereof, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid,
      -----------------
     to each Holder of record on the record date fixed for such redemption of the Senior Preferred Stock at such Holder's address as it appears on the stock books of the Corporation, provided that no failure to give such
                                     --------
     notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of the Senior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                (1) whether the redemption is pursuant to paragraph (e)(i)(A) or (B);

                (2)  the redemption price;

                (3) whether all or less than all the outstanding shares of Senior Preferred Stock are to be redeemed and the total number of shares of Senior Preferred Stock being redeemed;

                (4)  the date fixed for redemption;

                (5) that the Holder is to surrender to the Corporation, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Senior Preferred Stock to be redeemed; and

                (6) that dividends on the shares of the Senior Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the redemption price.

                (B) Each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (C) On and after the Redemption Date, unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on the Senior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the redemption price; provided,
                                                                 --------
     however, that if a notice of redemption shall have been given as provided
     -------
     in paragraph

     (iii)(A) above and the funds necessary for redemption (including an amount in cash in respect of all dividends that will accumulate to the Redemption
     Date) shall have been segregated and set aside for the equal and ratable benefit for the Holders of the shares to be redeemed, then, at the close of business on the day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the redemption price.

          (f)    Voting Rights.
                 -------------

          (i) The Holders of the Senior Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (ii), (iii) and
     (iv) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

         (ii) (A) So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Parity Securities without the affirmative vote or consent of Holders of at least two-thirds of the then outstanding shares of the Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided, however, that no such vote or consent shall
                         --------  -------
     be necessary in connection with the issuance of additional shares of Senior Preferred Stock pursuant to the provisions of paragraph (c) of this Certificate of Designation.

                 (B) So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Senior Securities without the affirmative vote or consent of Holders of at least two-thirds of the outstanding shares of the Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                 (C) So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not amend this Resolution or Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of the Senior Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding shares of Senior Preferred Stock (other than in any amendment which affects the rights of Holders provided in paragraphs (f)(ii)(A) and (B) which shall require the affirmative vote or consent of holders of at least two-thirds of the issued and outstanding shares of Senior Preferred Stock) voting or consenting, in each case, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                 (D) While any shares of the Senior Preferred Stock are outstanding, the Corporation shall not amend or modify the Indenture for the Exchange Debentures in the form as executed on the Issue Date (the "Exchange Indenture") (except as expressly provided therein in respect of
      ------------------
     amendments without the consent of Holders of Exchange Debentures) without the affirmative vote or consent of holders of at least a majority of the aggregate liquidation preference of the Senior Preferred Stock then outstanding or, in the case of amendments or modification which pursuant to the terms of the Exchange Indenture would require the unanimous vote or consent of holders of Exchange Debentures, by holders of not less than the entire aggregate liquidation preference of the Senior Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                 (E) Except as set forth in this paragraph (ii), (A) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities, or (B) the increase or decrease in the amount of authorized capital stock of any class, including any Preferred Stock, shall not require the consent of the holders of Senior Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of holders of shares of Senior Preferred Stock.

           (iii) Without the affirmative vote or consent of Holders of a majority of the issued and outstanding shares of the Senior Preferred Stock, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Corporation shall not, in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person unless: (A) either (1) the Corporation is the survivor of such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition or (2) the surviving or transferee Person is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving or transferee Person expressly assumes all the obligations of the Corporation under the Senior Preferred Stock and this Certificate of Designation; (B) if the Company is not the surviving, transferee or resulting entity, the Senior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Senior Preferred Stock had immediately prior to such transaction; (C) immediately after giving effect to such transaction and the use of proceeds therefrom (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Corporation or the surviving or transferee Person is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with paragraph (l)(i); and (D) immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Voting Rights Triggering Event has occurred and is continuing.

                 For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation. Notwithstanding the foregoing clauses (C) and (D) of the preceding paragraph but subject to clauses (A) and (B) thereof (a) the Corporation may consolidate with, merge into or transfer all or part of its properties and assets to any Restricted Subsidiary of the Corporation so long as all assets of the Corporation immediately prior to such transaction are owned by such Restricted Subsidiary immediately after the consummation thereof and (b) the Corporation may merge with an Affiliate that is a corporation that has no material assets or liabilities and which was incorporated solely for the purpose of (A) reincorporating the Corporation in the same or another jurisdiction of the United States, any state thereof or the District of Columbia or (B) the creation of a holding company of the Corporation.

           (iv) (A) If (1) after June 15, 2003 cash dividends on the Senior Preferred Stock are in arrears and unpaid for two or more quarterly Dividend Periods (whether or not consecutive) (a "Dividend Default"); (2)
                                                       ----------------
     the Corporation fails to redeem all of the then outstanding shares of the Senior Preferred Stock on or before June 15, 2010; (3) the Corporation fails to make a Change of Control Offer following a Change of Control if such Change of Control Offer is required by paragraph (h) hereof or fails to purchase shares of the Senior Preferred Stock from Holders who elect to have such shares purchased pursuant to the Change of Control Offer; (4) the Corporation breaches or violates one of the provisions set forth in paragraph (l) hereof and the breach or violation continues for a period of 60 days or more after the Corporation receives notice thereof specifying the default from the Holders of at least 25% of the shares of Senior Preferred Stock then outstanding; (5) the Corporation fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Corporation, or the final stated maturity of any such Indebtedness is accelerated, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $50.0 million or more at any time, in each case, after a 30-day period during which such default shall not have been cured or such acceleration rescinded, or (6) the Corporation fails to make any scheduled payment of principal or interest on any Indebtedness the outstanding principal amount of which aggregates $50.0 million or more, after a 180-day period during which such default shall not have been cured, then in the case of any of clauses (1)-(6) (each of such clauses (1)-(6), a "Voting Rights Triggering Event"), the number of
                         ------------------------------
     directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit the Holders of the Senior Preferred Stock, voting separately and as one class, to elect the lesser of two directors or that number of directors constituting at least 25% of the entire Board of Directors; provided, that, in the event more than one of the above defaults occurs, at
     --------
     the same or at different times, the maximum number of directors that such Holders shall be entitled to elect is the lesser of two directors and that number of directors constituting 25% of the entire Board of Directors. Holders of a majority of the issued and outstanding shares of the Senior Preferred Stock, voting separately and as one class, shall have the exclusive right to elect the lesser of two directors or 25% of the members of the entire Board of Directors at a meeting therefor called upon occurrence of such Voting Rights Triggering Event, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of the Senior Preferred Stock expire (other than as described in (f)(iv)(B) below). The voting rights provided herein shall be the exclusive remedy at law or in equity of the holders of the Senior Preferred Stock for any Dividend Default or Voting Rights Triggering Event or any breach or violation referred to in clause (4) above regardless of whether (or not) the notice referred to therein is given or the grace period referred to therein has passed at the relevant time of determination of such breach or violation.

           (B) The right of the Holders of the Senior Preferred Stock voting together as a separate class to elect members of the Board of Directors as set forth in subparagraph (f)(iv)(A) above shall continue until such time as (x) in the event such right arises due to a Dividend Default, all accumulated dividends in respect of all previously completed full Dividend Periods that are in arrears on the Senior Preferred Stock are paid in full in cash; and (y) in all other cases, the failure, breach or default giving rise to such Voting Rights Triggering Event is remedied, cured (including, but not limited to, in the case of clause (6) above, through the issuance of Indebtedness permitted to be incurred by this Certificate of Designation or the waiver of any breach or default by the holders of such Indebtedness) or waived by the Holders of at least a majority of the shares of Senior Preferred Stock then outstanding and entitled to vote thereon, at which time (1) the special right of the Holders of the Senior Preferred Stock so to vote as a class for the election of directors and (2) the term of office of the directors elected by the Holders of the Senior Preferred Stock shall each terminate and the directors elected by the holders of Common Stock or Capital Stock (other than the Senior Pre-ferred Stock) shall constitute the entire Board of Directors. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of the Senior Preferred Stock pursuant to paragraph (f)(iv) hereof, if vacancies shall exist in the offices of directors elected by the Holders of the Senior Preferred Stock, a proper officer of the Corporation may, and upon the written request of the Holders of record of at least twenty-five percent (25%) of the shares of Senior Preferred Stock then outstanding addressed to the secretary of the Corporation shall, call a special meeting of the Holders of Senior Preferred Stock, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the secretary of the Corporation at its principal executive offices, then the Holders of record of at least twenty-five percent (25%) of the outstanding shares of Senior Preferred Stock may designate in writing one holder to call such meeting at the expense of the Corporation, and such meeting may be called by the Person so designated, upon the notice required for the annual meetings of stockholders of the Corporation, and shall be held at the place for holding the annual meetings of stockholders. Any Holder of Senior Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

           (C) At any meeting held for the purpose of electing directors at which the Holders of Senior Preferred Stock shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding shares of Senior Preferred Stock entitled to vote thereat shall be required to constitute a quorum of the Senior Preferred Stock.

           (D) Any vacancy occurring in the office of a director elected by the Holders of Senior Preferred Stock may be filled by the remaining director elected by the Holders of Senior Preferred Stock unless and until such vacancy shall be filled by the Holders of Senior Preferred Stock.

           (v) In any case in which the Holders of Senior Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Senior Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote for each share of Senior Preferred Stock.

           (g)   Exchange.
                 --------

           (i)   Requirements. The outstanding shares of Senior Preferred Stock
                 ------------
     are exchangeable either (A) in whole or in part, at the option of the Corporation, at any time or from time to time on any Dividend Payment Date for the Corporation's 13-7/8% Subordinated Exchange Debentures due 2010 (the "Corporation Exchange Debentures") to be substantially in the form of
           -------------------------------
     Exhibit A to the Exchange Indenture, a copy of which is on file with the secretary of the Corporation; provided, however, that immediately after
                                   --------  -------
     giving effect to any exchange in part, there shall be outstanding (x) Senior Preferred Stock with an aggregate liquidation preference of at least $75,000,000 and (y) at least $75,000,000 aggregate principal amount of Exchange Debentures or (B) in whole, but not in part, at the option of the Corporation, on any Dividend Payment Date for Holdings 13-7/8% Exchange Debentures due 2010 (the "Holdings Exchange Debentures") to be
                               ----------------------------
     substantially in the form of Exhibit A to the Exchange Indenture, a copy of which is on file with the Secretary of the Corporation; and provided,
                                                                 --------
     further, that, in either case, any such exchange may only be made if on or
     -------
     prior to the date of such exchange (i) the Corporation has paid (or is deemed to have paid) all accumulated dividends (including Additional Dividends, if any) on the Senior Preferred Stock (including the dividends payable on the date of exchange) and there shall be no contractual impediment to such exchange; (ii) there shall be sufficient surplus under Delaware law to permit such exchange; (iii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture and no default or event of default would exist under the Notes Indenture or under any other material instrument governing Indebtedness outstanding at the time would be caused thereby; and (iv) the Exchange Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), if such
                                                             ---
     qualification is required at the time of exchange. The exchange rate shall be $1.00 principal amount of Exchange Debentures for each $1.00 of liquidation preference of Senior Preferred Stock, including, to the extent necessary, Exchange Debentures in principal amounts less than $1,000, provided that the Corporation shall have the right, at its option, to pay cash in an amount equal to the principal amount of that portion of any Exchange Debenture that is not an integral multiple of $1,000 instead of delivering an Exchange Debenture in a denomination of less than $1,000.


           (ii)  Procedure for Exchange. (A) At least 30 days and not more than
                 ----------------------
     60 days prior to any date fixed for exchange, written notice (the "Exchange
                                                                        --------
     Notice") shall be given by first-class mail, postage prepaid, to each
     ------
     Holder of record on the record date fixed for such exchange of the Senior Preferred Stock at such Holder's address as the same appears on the stock books of the Corporation, provided that no failure to give such notice nor
                               --------
     any deficiency therein shall affect the validity of the procedure for the exchange of any shares of Senior Preferred Stock to be exchanged except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Exchange Notice shall state:

                 (1)  the date fixed for exchange;

                 (2) that the Holder is to surrender to the Corporation, in the manner and at the place or places designated, his certificate or certificates representing the shares of Senior Preferred Stock to be exchanged;

                 (3) that dividends on the shares of Senior Preferred Stock to be exchanged shall cease to accumulate on such Exchange Date whether or not certificates for shares of Senior Preferred Stock are surrendered for exchange on such Exchange Date unless the Corporation shall default in the delivery of Exchange Debentures; and

                 (4) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Senior Preferred Stock are surrendered for exchange on such Exchange Date.

     (B) On or before the Exchange Date, each Holder of shares of Senior Preferred Stock to be exchanged shall surrender certificates representing such shares of Senior Preferred Stock in the manner and at the place designated in the Exchange Notice. The Corporation shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Senior Preferred Stock so exchanged, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), such shares shall be exchanged by the Corporation for Exchange Debentures. In the event that any certificate surrendered pursuant to this paragraph (g) represents shares in excess of those being surrendered pursuant to the Exchange Notice, the Corporation shall issue an new certificate representing the unexchanged portion of shares of the Senior Preferred Stock. The Corporation shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

           (C) If notice has been mailed as aforesaid, and if before the Exchange Date specified in such notice (1) the Exchange Indenture shall have been duly executed and delivered by the Corporation and the trustee thereunder and (2) all Exchange Debentures necessary for such exchange shall have been duly executed by the Corporation and delivered to the trustee under the Exchange Indenture with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then the rights of the Holders of Senior Preferred Stock so exchanged as stockholders of the Corporation shall cease (except the right to receive Exchange Debentures, an amount in cash equal to the amount of accrued and unpaid dividends to the Exchange Date and, if the Corporation so elects, cash in lieu of issuing any Exchange Debenture with a principal amount that is not an integral multiple of $1,000), and the Person or Persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Exchange Debentures as of the Exchange Date.

           (iii) No Exchange in Certain Cases. Notwithstanding the foregoing
                 ----------------------------
     provisions of this paragraph (g), the Corporation shall not be entitled or required to exchange the Senior Preferred Stock for Exchange Debentures if such exchange, or any term or provision of the Exchange Indenture or the Exchange Debentures, or the performance of the Corporation's obligations under the Exchange Indenture or the Exchange Debentures, shall materially violate or conflict with any applicable law or agreement or instrument then binding on the Corporation or if, at the time of such ex-change, the Corporation is insolvent or if it would be rendered insolvent by such exchange.

           (h)   Change of Control.
                 -----------------

           (i) Within 15 Business Days after the Corporation knows, or reasonably should know, of the occurrence of each Change of Control (the date of such occurrence being the "Change of Control Date"), the
                                        ----------------------
     Corporation shall make an offer to purchase (the "Change of Control Offer")
                                                       -----------------------
     the outstanding Senior Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Additional Dividends, if any) thereon (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Change of Control Payment Date) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price").
                                           --------------------------------

           (ii) The Corporation will within 15 days after it knows, or reasonably should know, of the Change of Control (i) cause a notice of the Change of Control to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to each holder of Senior Preferred Stock, at the address appearing in the register maintained by the transfer agent for the Senior Preferred Stock, a notice stating:

                 (1) that the Change of Control Offer is being made pursuant to this paragraph (h) and that all of the Senior Preferred Stock tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

                 (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment
                                                    -------------------------
     Date"));
     ----

                 (3) that any Senior Preferred Stock not tendered will continue to accrue dividends;

                 (4) that, unless the Corporation defaults in the payment of the Change of Control Purchase Price, any Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

           (5) that holders accepting the offer to have their Senior Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing the Senior Preferred Stock to the Corporation, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

           (6) that holders will be entitled to withdraw their acceptance if the Corporation receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Senior Preferred Stock delivered for purchase, and a statement that such holder is withdrawing his election to have such Senior Preferred Stock purchased;

           (7) that holders whose Senior Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Senior Preferred Stock equal to the unpurchased portion of the certificates surrendered; and

           (8) a summary of any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

     (iii) The Corporation will comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the redemption of the Senior Preferred Stock in connection with a Change of Control Offer.

     (iv) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Senior Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly mail to the Holders of shares so accepted the Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate and execute a new certificate representing that number of shares of Senior Preferred Stock equal to any unpurchased shares represented by a certificate surrendered. Unless the Corporation defaults in the payment for the shares of Senior Preferred Stock tendered pursuant to the Change of Control Offer, dividends shall cease to accrue with respect to the shares of Senior Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

     (v) If the repurchase of Senior Preferred Stock would violate or constitute a default or be otherwise prohibited under any Indebtedness of the Corporation then outstanding, then, notwithstanding anything to the contrary contained above, prior to complying with the foregoing provisions, but in any event within 30 days following the date on which the Corporation has actual knowledge of a Change of Control, the Corporation covenants that if the purchase of the Senior Preferred Stock would violate or constitute a default under any then outstanding Indebtedness, then the Corporation will, to the extent required to permit the repurchase of the Senior Preferred Stock required by this paragraph (h), either (A) repay in full all such Indebtedness on the basis required to permit such purchase of Senior Preferred Stock or (B) obtain the requisite consents, if any, under the agreements, documents and instruments governing such Indebtedness required to permit the repurchase of Senior Preferred Stock required by this paragraph (h). Until the requirements of the immediately preceding sentence are satisfied, the Corporation shall not and shall not be obligated to purchase any Senior Preferred Stock pursuant to any Change of Control Offer; provided that the Corporation's failure to comply
                               --------
  with the provisions of this paragraph (h)(v) shall constitute a Voting Rights Triggering Event.

     (i)   Conversion or Exchange.  The Holders of shares of Senior Preferred
           ----------------------
Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation other than as provided in the Registration Rights Agreement.

     (j)   Reissuance of Senior Preferred Stock.  Shares of Senior Preferred
           ------------------------------------
Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or ex-
changed, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock, provided that shares of Senior Preferred Stock
                           --------
reacquired pursuant to the exchange offer(s) contemplated by the Registration Rights Agreement shall be reissued as Exchange Preferred Stock with the series designation referred to in paragraph (a) hereof, and provided further that any
                                                     ----------------
issuance of such shares of Preferred Stock must be in compliance with the terms hereof.

     (k)   Business Day.  If any payment, redemption or exchange shall be
           ------------
required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

     (l)    Certain Covenants.
            -----------------
     (i)  Limitation on Incurrence of Additional Indebtedness.  The Corporation
          ---------------------------------------------------
will not, and will not permit any Restricted Subsidiary of the Corporation to, directly or indirectly incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Corporation and its Restricted Subsidiaries may incur Indebtedness if (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Corporation's Consolidated Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four full fiscal quarters of the Corporation for which financial information is available at the date of determination) is at least equal to 1.75:1; but no Restricted Subsidiary may incur Indebtedness which is not Permitted Indebtedness unless its Consolidated Fixed Charge Coverage Ratio is at least equal to 2.75:1;
provided, however, that if the Indebtedness which is the subject of a
--------  -------
determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Corporation or such Restricted Subsidiary and the inclusion in the Corporation's or such Restricted Subsidiary's Consolidated EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets; and provided, further, that in the event
                                          --------  -------
that the Consolidated EBITDA of the
acquired Person, business, property or assets reflects an operating loss, no amounts shall be deducted from the Corporation's or such Restricted Subsidiary's Consolidated EBITDA in making the determinations described above and (b) no Voting Rights Triggering Event shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

        (ii) Limitation on Restricted Payments.  (a)  The Corporation will not,
             ---------------------------------
and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

        (i) any Voting Rights Triggering Event shall have occurred and be continuing; or

        (ii) the Corporation could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with paragraph (l)(i); or

        (iii) the aggregate amount of Restricted Payments declared or made after the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors in good faith) exceeds the sum of (A) 50% of the Corporation's Consolidated Net Income for the period (taken as one accounting period) commencing with the first full fiscal quarter of the Corporation which commenced after the Issue Date to and including the fiscal quarter of the Corporation ended immediately prior to the date of each calculation (or in the event Consolidated Net Income is a deficit minus 100% of such deficit), plus (B) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Corporation from the issue or sale, after the Issue Date, of Qualified Capital Stock (other than Capital Stock of the Corporation issued to any Restricted Subsidiary of the Corporation) of the Corporation or any Indebtedness or other securities of the Corporation convertible into or exercisable or exchangeable for Qualified Capital Stock of the Corporation which have been so converted or exercised or exchanged, as the case may be, plus (C) $10.0 million provided, that the amount of Restricted Payments
                            --------
     permitted by this clause (C) shall not be reduced by any negative amounts that occur under clause (A) above.

          (b) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit (A) payments with respect to the purchase or redemption of Capital Stock of the Corporation made by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Corporation or an Emerging Market Subsidiary) of, Qualified Capital Stock; (B) payments in respect of any redemption, repurchase, acquisitions, cancellation or other retirement for value of shares of Capital Stock of the Corporation or options, stock appreciation or similar rights, in each case held by officers, directors or employees of the Corporation or any of its Subsidiaries (or former officers, directors or employees) (or their estates or beneficiaries under their estates) or by an employee benefit plan, upon death, disability, retirement or termination of employment of any such Person pursuant to the terms of any employee benefit plan or any other agreement under which shares of Capital Stock or stock appreciation or similar rights were issued or acquired, and the purchase of shares of Capital Stock by the Corporation or any Restricted Subsidiary for the purpose of contributing such shares to any employee benefit plan (provided, that all such payments and
                                     --------
purchases referred to in this clause (B) may not exceed $2.0 million in any 12 month period after the Issue Date); (C) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with the foregoing provisions; (D) the consummation of a cash tender offer by the Corporation for shares of Capital Stock of the Corporation in an aggregate amount not exceeding $430.0 million in connection with the Recapitalization; or (E) cash payments (and/or the issuance or delivery of any note, instrument, agreement or other obligation providing for future cash payments) resulting from antidilution or other adjustments made in connection with the Recapitalization to options to purchase Capital Stock or restricted or unvested Capital Stock held by employees, directors or former employees or directors of the Corporation or any of its Subsidiaries, to the extent that such adjustments and cash payments are approved by the Board of Directors. Each Restricted Payment made or paid in accordance with this paragraph, except those made pursuant to clause (D) or clause (E), shall be counted (without duplication) for purposes of computing amounts utilized for Restricted Payments pursuant to clause (a)(iii) of the immediately preceding paragraph. No payments made or paid pursuant to clause (C) of this paragraph shall be counted for purposes of computing amounts utilized for Restricted Payments pursuant to clause (a)(iii) of the immediately preceding paragraph to the extent such amount was already counted for such purposes.

     (iii)  Limitations on Transactions with Affiliates.  The Corporation will
            -------------------------------------------
not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Corporation (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms
 ---------------------
of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Corporation and its Restricted Subsidiaries; or (ii) such Affiliate Transaction is entered into in good faith and the terms of such Affiliate Transaction are fair and reasonable to the Corporation or such Restricted Subsidiary, as the case may be. In any Affiliate Transaction involving an amount or having a value in excess of $5.0 million which is not permitted under clause (i) above, the Corporation must obtain a resolution of the Board of Directors determining that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $10.0 million which are not permitted under clause (i) above, the Corporation must obtain a written opinion as to the fairness of such a transaction, from a financial point of view to the Corporation or such Restricted Subsidiary, as the case may be, from an independent investment banking firm.

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not apply to: (i) Restricted Payments that are not prohibited by paragraph (l)(ii); (ii) transactions permitted by, and complying with, the provisions of paragraph (f)(iii); (iii) transactions in the ordinary course of business (including expense advances) between the Corporation or any of its Restricted Subsidiaries or Unrestricted Subsidiaries, on the one hand, and any employee thereof, on the other hand; (iv) employment contracts existing on the Issue Date and employment contracts approved by the Board of Directors the terms of which are consistent with past practice; (v) the granting and performance of registration rights for shares of Capital Stock of the Corporation under a written registration rights agreement approved by a majority of directors of the Corporation that are disinterested with respect to such transaction; (vi) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Corporation or any of its Restricted Subsidiaries or Unrestricted Subsidiaries, where such Affiliates are treated no more favorably than holders of such Indebtedness or such Capital Stock generally; (vii) any Permitted Investments; (viii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or con-sultants of the Corporation or any Subsidiary of the Corporation as determined in good faith by the Board of Directors; (ix) transactions exclusively between or among the Corporation and any of its Subsidiaries, provided such transactions are not otherwise prohibited by this Certificate of Designation; (x) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date; (xi) any payment, issuance of securities or other payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements and Plans approved by the Board of Directors; (xii) the grant of stock options or similar rights to employees and directors of the Corporation and its Subsidiaries (or any amendment or adjustment thereto) pursuant to Plans and employment contracts and stock option, stock bonus, restricted stock and similar agreements approved by the Board of Directors; (xiii) loans or advances to officers, directors or employees of the Corporation or its Restricted Subsidiaries not in excess of $5.0 million at any one time outstanding; and (xiv) transactions, including, without limitation, the repurchase of the Corporation's Common Stock, entered into in connection with the Recapitalization and the financing therefor as described in the Offering Memorandum.

     (iv) Reports.  So long as the Corporation is subject to the periodic
          -------
reporting requirements of the Exchange Act, it will continue to file the information required thereby with the Commission and will furnish such information to Holders of Senior Preferred Stock within 15 days of filing thereof with the Commission. If the Corporation is not required to file such information with the Commission, it will nonetheless continue to furnish such information to holders of Senior Preferred Stock within 15 days of the date on which filing with the Commission would have been required.

     (m)   Definitions.  As used in this Certificate of Designation, the
           -----------
following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     "Acquired Indebtedness" means Indebtedness of a Person (including an
      ---------------------
  Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or as-sumed in connection with the acquisition of assets from such Person.

          "Additional Dividends" has the meaning provided in the Registration
           --------------------
     Rights Agreement.

          "Affiliate" means, of any Person, a Person who, directly or
           ---------
     indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such other Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the ownership of at least 10% of the voting power
     --------  -------
     of the Common Stock of a Person, either directly or indirectly, shall be deemed control.

          "Affiliate Transaction" shall have the meaning provided in paragraph
           ---------------------
     1(iii) above.

          "Asset Sale" means the sale, transfer or other disposition (other than
           ----------
     to the Corporation or any of its Restricted Subsidiaries) in any single transaction or series of related transactions involving assets with a fair market value in excess of $1.0 million of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Corporation other than in a transaction where the Corporation or such Restricted Subsidiary receives therefor one or more properties with a fair market value equal to the fair market value of the Capital Stock issued, transferred or disposed of by the Corporation or the Restricted Subsidiary (with such fair market values being determined by the Board of Directors), (b) all or substantially all of the assets of the Corporation or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any division, line of business or comparable business segment of the Corporation or any Restricted Subsidiary thereof; provided that
                                                              --------
     Asset Sales shall not include (x) sales, leases, conveyances, transfers or other dispositions to the Corporation or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary, or (y) the sale of all or substantially all of the assets of the Corporation or a Restricted Subsidiary in a transaction complying with paragraph (f)(iii) above, in which case only the assets not so sold shall be deemed an Asset Sale, or (z) any sale, issuance or other disposition of Capital Stock of any Joint Venture Subsidiary.

          "Board of Directors" means the Board of Directors of the Corporation
           ------------------
     or a duly authorized committee thereof (a "Board Committee"); provided that
                                                ---------------    --------
     the term "Board of Directors" as used in the definition of "Change of Control" or paragraph (f)(iv) hereof shall not include any Board Committee.

          "Business Day" means any day except a Saturday, a Sunday, or any day
           ------------
     on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

          "Capital Stock" means (i) with respect to any Person that is a
           -------------
     corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of Common Stock and Preferred Stock of such Person and warrants or options to purchase any of the foregoing and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Capitalized Lease Obligation" means, as to any Person, the obligation
           ----------------------------
     of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Cash Equivalents" means (i) marketable direct obligations issued by,
           ----------------
     or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation

     ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial
       ---                                        -------
     paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
     (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

          "Certificate of Designation" means this Certificate of Designation, as
           --------------------------
     amended from time to time, creating the Senior Preferred Stock.

          A "Change of Control" of the Corporation will be deemed to have
             -----------------
     occurred at such time as (i) any Person (including a Person's Affiliates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Corporation's Common Stock unless, as a result of such transaction, the ultimate direct or indirect ownership of the Corporation is substantially the same immediately after such transaction as it was immediately prior to such transaction, (ii) any Person (including a Person's Affiliates), other than a Permitted Holder, becomes the beneficial owner of more than 35% of the total voting power of the Corporation's Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Corporation than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors, (iii) there shall be consummated any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which the Common Stock of the Corporation would be converted into cash, securities or other property, other than a merger or consolidation of the Corporation in which the holders of the Common Stock of the Corporation outstanding immediately prior to the consoli-dation or merger hold, directly or indirectly, at least a majority of the voting power of the Common Stock of the surviving corporation immediately after such consolidation or merger or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors.

          "Change of Control Date" shall have the meaning provided in paragraph
           ----------------------
     (h)(i).

          "Change of Control Offer" shall have the meaning provided in paragraph
           -----------------------
     (h)(i).

          "Change of Control Payment Date" shall have the meaning provided in
           ------------------------------
     paragraph (h)(ii).

          "Change of Control Purchase Price" shall have the meaning provided in
           --------------------------------
     paragraph (h).

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Common Stock" of any Person means any and all shares, interests or
           ------------
     other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's Common Stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such Common Stock.

          "Consolidated EBITDA" means, for any Person and its Restricted
           -------------------
     Subsidiaries, for any period, an amount equal to (a) the sum of Consolidated Net Income for such period, plus, to the extent deducted from the revenues of such Person and its Restricted Subsidiaries in determining Consolidated Net Income, (i) the provision for taxes for such period based on income or profits and any provision for taxes utilized in computing a loss in Consolidated Net Income above, plus (ii) Consolidated Interest Expense (including, for this purpose, dividends on the Senior Preferred Stock and any Redeemable Dividends in each case only to the extent that such dividends were deducted in determining Consolidated Net Income), plus (iii) Consolidated Non-Cash Charges, plus
     (iv) without duplication, charges attributable to the exercise or adjustment of employee options and fees and expenses, in each case, incurred in connection with the Recapitalization or the transactions described under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Events and Proposed Recapitalization" in the Offering Memorandum, plus (v) without duplication, for any four quarter period that includes one or more fiscal quarters of fiscal 1998 or the first two quarters of fiscal 1999, restructuring charges, in an aggregate amount not to exceed $12.0 million, but only to the extent actually incurred during each such applicable quarter and minus
     (vi) without duplication, the amount of all cash payments made by such Person or any of its Restricted Subsidiaries during such period to the extent such payments relate to Consolidated Non-Cash Charges that were added back in determining Consolidated EBITDA for such period or any prior period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" on any date of
           ----------------------------------------
     determination (the "Transaction Date") means, with respect to any Person,
                         ----------------
     the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the Reference Period to (ii) the aggregate amount of Consolidated Fixed Charges of such Person during the Reference Period; provided that for
                                                         --------
     purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges, (a) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference
                         --- -----
     Period; (b) the incurrence of any Indebtedness (other than Indebtedness incurred under any revolving credit or similar facility to the extent that the proceeds were used to finance working capital requirements in the ordinary course of business) or the issuance of any Disqualified Capital Stock or Preferred Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom (other than a repayment of Indebtedness outstanding under a revolving credit or similar facility to the extent that the proceeds were used to finance working capital requirements in the ordinary course of business) to the extent used to retire Indebtedness or Preferred

     Stock) will be assumed to have occurred (on a pro forma basis) on the first
                                                   --- -----
     day of such Reference Period; (c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Rate Agreement (which shall remain in effect for the 12-month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used; (d) the repayment of any Indebtedness (other than under a revolving credit or similar facility to the extent that the proceeds were used to finance working capital requirements in the ordinary course of business), Disqualified Capital Stock or Preferred Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date with the proceeds of any sale or other disposition of assets or properties referred to in clause (f) below will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (e) the
           --- -----
     acquisition during the Reference Period or subsequent thereto and on or prior to the Transaction Date of any other Person which, as a result of such acquisition, becomes a Subsidiary, will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; and (f)
           --- -----
     any sale or other disposition of assets or properties constituting an existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) outside the ordinary course of business occurring during the Reference Period or subsequent thereto and on or prior to the Transaction Date will be assumed to have occurred (on a pro forma
                                                                    --- -----
     basis) on the first day of the Reference Period.

          "Consolidated Fixed Charges" of any Person for any period means
           --------------------------
     (without duplication) the sum of (i) Consolidated Interest Expense of such Person for such period (excluding amortization or write-off of deferred financing fees and expenses) and (ii) without duplication, Redeemable Dividends of such Person and its Restricted Subsidiaries (whether in cash or otherwise (except dividends payable solely in shares of Qualified Capital Stock)) with respect to Disqualified Capital Stock and Preferred Stock accrued during such period in accordance with GAAP (but in the case of such Preferred Stock, only to the extent that the aggregate amount of dividends paid or accrued from and after the Issue Date exceeds the aggregate net cash proceeds to such Person from the issuance and sale of such Preferred Stock), in each case excluding items eliminated in consolidation of such Person and its Restricted Subsidiaries; provided that dividends accrued or
                                             --------
     paid on the Senior Preferred Stock shall not be included in the calculation of Consolidated Fixed Charges.

          "Consolidated Interest Expense" means, with respect to any Person, for
           -----------------------------
     any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis, including, but not limited to, Redeemable Dividends, whether paid or accrued, on Restricted Subsidiary Preferred Stock, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Corporation), minus interest income for such period.

          "Consolidated Net Income" means, with respect to any Person, for any
           -----------------------
     period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the net
                                         --------  -------
     income of any Person including of any Emerging Market Subsidiary or Unrestricted Subsidiary (each, an "Other Person") in which the Person in question or any of its Re-stricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such Other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or to any of its Restricted Subsidiaries,
     (b) the net income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Exchange Debentures) shall be excluded to the extent of such restriction or limitation, (c) (i) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (ii) any net gain or net loss resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary, unusual or non-recurring gains and losses shall be excluded and (e) gains and losses associated with discontinued and terminated operations shall be excluded.

          "Consolidated Non-Cash Charges" means, with respect to any Person for
           -----------------------------
     any period, the aggregate depreciation, amortization and other non-cash items (which do not reflect an accrual of a cash expense which may be incurred in the future) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries less any such non-cash items increasing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Corporation" shall have the meaning provided in the first paragraph.
           -----------

          "Corporation Exchange Debentures" means the 13-7/8% Junior
           -------------------------------
     Subordinated Debentures due 2010 issuable by the Corporation in exchange for the Senior Preferred Stock in accordance with this Certificate of Designation with respect to the Senior Preferred Stock and pursuant to the Exchange Indenture, including additional Corporation Exchange Debentures issued as interest on outstanding Corporation Exchange Debentures pursuant to the Exchange Indenture.

          "Credit Agreement" means (i) one or more credit agreements, loan
           ----------------
     agreements or similar agreements providing for working capital advances, term loans, letter of credit facilities or similar advances, loans or facilities to the Corporation, any Subsidiaries, domestic or foreign, or any or all of such Persons, including the Credit Agreement, dated on or as in effect on or about the Issue Date, among the Corporation and Samsonite Europe N.V., as bor-rowers, and Bank of America National Trust and Savings Association and BankBoston, N.A., and certain other lenders party thereto from time to time, as the same may be amended, modified, restated or supplemented from time to time and (ii) any one or more agreements governing advances, loans or facilities provided to refund, refinance, replace or renew (including subsequent or successive refundings, refinancings, replacements and renewals) Indebtedness under the agreement or agreements referred to in the foregoing clause (i), as the same may be amended, modified, restated or supplemented from time to time.

          "Currency Agreement" means any foreign exchange contract, currency
           ------------------
     swap agreement or other similar agreement designed to address fluctuations in currency values.

          "Default" means an event or condition the occurrence of which is, or
           -------
     with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Disqualified Capital Stock" means any Capital Stock which, by its
           --------------------------
     terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the mandatory redemption date of the Senior Preferred Stock. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Corporation, (ii) any Preferred Stock of the Corporation, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary of the Corporation is obligated to pay current dividends or distributions in cash during the period prior to the redemption date of the Senior Preferred Stock, and (iii) as long as the Senior Preferred Stock remains outstanding, Senior Securities and Parity Securities; provided,
                                                                   --------
     however, that Preferred Stock of the Corporation or any Restricted
     -------
     Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Corporation or Restricted Subsidiary, which provisions have substantially the same effect as paragraph (h) hereof shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; and provided, further, that the Senior Preferred Stock
                             --------  -------
     shall not be considered Disqualified Capital Stock.

          "Dividend" shall have the meaning provided in paragraph (c).
           --------

          "Dividend Default" shall have the meaning provided in paragraph
           ----------------
     (f)(iv).

          "Dividend Payment Date" means March 15, June 15, September 15 and
           ---------------------
     December 15 of each year.

          "Dividend Period" means the Initial Dividend Period and, thereafter,
           ---------------
     each quarterly period from a Dividend Payment Date to the next following Dividend Payment Date (but without including such Dividend Payment Date).

          "Dividend Record Date" means March 1, June 1, September 1 and December
           --------------------
     1 of each year.

          "Emerging Market Subsidiary" means (i) any Initial Emerging Market
           --------------------------
     Subsidiary, (ii) any majority-owned Subsidiary of the Corporation the principal operations of which are not located in the United States, Canada, Western Europe or Japan that, at the time of determination, shall be an Emerging Market Subsidiary (as designated by the Board of Directors, as provided below) and (iii) any majority-owned Subsidiary of an Emerging Market Subsidiary. The Board of Directors may designate (1) any Unrestricted Subsidiary of the Corporation to be an Emerging Market Subsidiary, and (2) any Restricted Subsidiary of the Corporation (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired) to be an Emerging Market Subsidiary if it meets the geographic test set forth above and (a) no Voting Rights Triggering Event is existing or will occur as a consequence thereof, (b) with respect to previously existing Restricted Subsidiaries, immediately after giving effect to such designation, on a pro forma basis, the Corporation could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph (l)(i) and (c) such Restricted Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Corporation or any Restricted Subsidiary that is not a Subsidiary of the Restricted Subsidiary to be so designated. At the time that a previously existing Restricted Subsidiary of the Corporation is designated an Emerging Market Subsidiary, the Corporation shall be deemed to make an "Investment" in such Emerging Market Subsidiary in an amount equal to its Pro Rata Interest in the fair market value of the net assets of such Restricted Subsidiary. A Restricted Subsidiary of the Corporation shall not be considered to be a "previously existing Restricted Subsidiary" for purposes of this definition if such Restricted Subsidiary is designated to be an Emerging Market Subsidiary at or prior to the time of the formation of such Restricted Subsidiary or at or prior to the time such Restricted Subsidiary is acquired by the Corporation. The Board of Directors may designate any Emerging Market Subsidiary to be a Restricted Subsidiary, provided that (i) no Voting Rights Triggering Event is existing or will
     --------
     occur as a consequence thereof and (ii) either (x) immediately after giving effect to such designation, on a pro forma basis, the Corporation could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph (l)(i) or (y) the Consolidated Fixed Charge Coverage Ratio of the Corporation immediately after giving effect to such designation, on a pro forma basis, exceeds the Consolidated Fixed Charge Coverage Ratio of the Corporation immediately prior (and without giving effect) to such designation.

          "Equity Offering" means a sale by the Corporation of shares of its
           ---------------
     Qualified Capital Stock.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
     and the rules and regulations promulgated thereunder.

          "Exchange Date" means a date of original issuance of the Exchange
           -------------
     Debentures.

          "Exchange Debentures" means either the Corporation Exchange Debentures
           -------------------
     or the Holdings Exchange Debentures, as applicable.

          "Exchange Indenture" means (i) in the case of the Corporation Exchange
           ------------------
     Debentures, the Indenture in the form of Exhibit A hereto and (ii) in the case of the Holdings Exchange Debentures, the Indenture in the form of Exhibit B hereto.

          "Exchange Notice" shall have the provided in paragraph (g).
           ---------------

          "Exchange Preferred Stock" means, the series of Senior Preferred Stock
           ------------------------
     publicly and/or privately offered in exchange for the Senior Preferred Stock initially issued hereunder, as contemplated by the Registration Rights Agreement.

          "Foreign Credit Agreement" means one or more Credit Agreements among
           ------------------------
     one or more Foreign Restricted Subsidiaries and the lenders party thereto.

          "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the
           -----------------------------
     Corporation that is incorporated or otherwise organized in a jurisdiction other than the United States, any state thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles consistently
           ----
     applied as in effect in the United States from time to time.

          "Holder" means a holder of shares of Senior Preferred Stock as
           ------
     reflected in the stock books of the Corporation.

          "Holdings" means a corporation organized and existing under the laws
           --------
     of the United States, any state thereof or the District of Columbia, which is organized after the Issue Date and of which the capital stock of the Corporation is its sole material asset and which immediately prior to and at the time of the Exchange Date has no material liabilities other than the Holdings Exchange Debentures.

          "Holdings Exchange Debentures" means the 13-7/8% Senior Debentures due
           ----------------------------
     2010 issuable by Holdings in exchange for the Senior Preferred Stock in accordance with this Certificate of Designation with respect to the Senior Preferred Stock and pursuant to the Exchange Indenture, including additional Holdings Exchange Debentures issued as interest on outstanding Holdings Exchange Debentures pursuant to the Exchange Indenture.

          "incur" means, with respect to any Indebtedness or other obligation of
           -----
     any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided
                                                                        --------
     that
     a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness; provided, further, that the amortization of original
                        --------  -------
     issue discount on Indebtedness issued with original issue discount or the accumulation of distributions on Disqualified Capital Stock shall not be deemed an incurrence of Indebtedness.

          "Indebtedness" means (without duplication), with respect to any
           ------------
     Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables and other accrued liabilities or accrued expenses arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations secured by a Lien to which the property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations shall not have
     ---------  -------
     been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets) other than a Lien securing an obligation which is not Indebtedness, (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) Disqualified Capital Stock of the Corporation or any Restricted Subsidiary thereof and, in the case of Holdings, any Preferred Stock of the Corporation and (vi) obligations of any such Person under any Interest Rate Agreement or Currency Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement or Currency Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (i) the amount outstanding at any time of any
                     --------
     Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or contingent obligations arising out of customary indemnification agreements with respect to the sale of assets or securities shall not be deemed to be "Indebtedness" of the Corporation or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

          "Initial Dividend Period" means the dividend period commencing on the
           -----------------------
     Issue Date and ending on the first Dividend Payment Date to occur thereafter.

          "Initial Emerging Market Subsidiary" means each of (i) Chia Tai
           ----------------------------------
     Samsonite (H.K.) Limited, (ii) Ningbo Chia Tai Samsonite Luggage Co. Ltd.,
     (iii) Samsonite Argentina S.A., (iv) Samsonite Brasil Ltda., (v) Samsonite India Limited, (vi) Samsonite Korea Limited, (vii) Samsonite Mercosur Limited, (viii) Samsonite Mauritius Limited, and (ix) Samsonite Singapore Limited.

          "Interest Rate Agreement" means, for any Person, any interest rate
           -----------------------
     swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

          "Investment" by any Person in any other Person means, directly or
           ----------
     indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stocks, bonds, notes, de-
     bentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, such other Person or the making of any investment by such Person in any other Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and repurchases or redemptions of the Notes, the Corporation Exchange Debentures or the Senior Preferred Stock by the Corporation or any other security or evidence of Indebtedness issued by the Corporation. Notwithstanding the foregoing, the following shall not be considered Investments by a Person in any other Person: (i) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided that such receivables and prepaid expenses would be recorded as
     --------
     assets of such Person in accordance with GAAP, (ii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers or in good faith bona fide settlement of delinquent ordinary course of
                      ---- ----
     business trade receivables of customers, (iii) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables, (iv) an Interest Rate Agreement or Currency Agreement with an unaffiliated Person provided that such agreements comply with the requirements of clause (iv) of the definition of Permitted Indebtedness, (v) Investments received as consideration for, or customary indemnities given in connection with, an Asset Sale, and (vi) Investments for which the sole consideration provided is Qualified Capital Stock. The Corporation shall be deemed to make an "Investment" in an amount equal to its Pro Rata Interest in the fair market value of the net assets of any previously existing Restricted Subsidiary, at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary or an Emerging Market Subsidiary, as the case may be; and any property transferred, directly or indirectly (whether by merger or otherwise) to an Unrestricted Subsidiary or an Emerging Market Subsidiary, as the case may be, from the Corporation or a Restricted Subsidiary after the time of such designation shall be deemed an Investment valued at its fair market value at the time of such transfer. A Restricted Subsidiary of the Corporation shall not be considered to be a "previously existing Restricted Subsidiary" for purposes of this definition if such Restricted Subsidiary is designated to be an Emerging

     Market Subsidiary or an Unrestricted Subsidiary, as the case may be, at or prior to the time of the formation of such Restricted Subsidiary or at or prior to the time such Restricted Subsidiary is acquired by the Corporation.

          "Issue Date" means the date of original issuance of the Senior
           ----------
     Preferred Stock.

          "Junior Securities" shall have the meaning provided in paragraph (b).
           -----------------

          "Joint Venture Subsidiary" means a Restricted Subsidiary of the
           ------------------------
     Corporation in which one or more Persons who have provided or are providing operating assets or services to such Restricted Subsidiary beneficially own not less than 50% of the Capital Stock of such Restricted Subsidiary not owned by the Corporation or a Restricted Subsidiary of the Corporation.

          "Lien" means any consensual lien, mortgage, deed of trust, pledge,
           ----
     security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Mandatory Redemption Price" shall have the meaning provided in
           --------------------------
     paragraph (e).

          "Moody's" shall have the meaning provided in the definition of "Cash
           -------
     Equivalents" above.

          "Net Proceeds" means (a) in the case of any sale of Capital Stock by
           ------------
     the Corporation, the aggregate net proceeds received by the Corporation, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Qualified Capital Stock of the Corporation, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Corporation upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional
     ---
     shares and less all expenses incurred by the Corporation in connection therewith).

          "Notes" means the 10-7/8% Senior Subordinated Notes due 2008 offered
           -----
     concurrently with the Senior Preferred Stock pursuant to the Notes
     Indenture.

          "Notes Indenture" means the indenture governing the Notes dated June
           ---------------
     24, 1998 between the Corporation and United States Trust Company of New York, as trustee.

          "Obligations" means all obligations for principal, premium, interest
           -----------
     (including post-petition interest and, in the case of Exchange Debentures, any additional interest or liquidated damages from time to time payable pursuant to the Registration Rights Agreement), penalties, fees, costs, indemnifications, reimbursements, repurchase, redemption, retirement or defeasance obligations, damages and other liabilities and obligations payable under the documentation governing, or otherwise relating to, any Indebtedness.

          "Offering Memorandum" means the Offering Memorandum dated June 18,
           -------------------
     1998 pursuant to which the Senior Preferred Stock was offered.

          "Original Credit Agreement" means the referenced Credit Agreement
           -------------------------
     described in clause (i) of the definition of Credit Agreement dated on or as in effect on or about the Issue Date, as the same may be amended, modified, restated or supplemented from time to time, and any one replacement agreement or facility existing at any time provided to refund, refinance, replace or renew (including subsequent or successive refundings, refinancings, replacements and renewals) the Original Credit Agreement; such replacement agreement or facility to be designated by the Corporation.

          "Other Person" shall have the definition provided in the definition of
           ------------
     "Consolidated Net Income" above.

          "Parity Securities" shall have the meaning provided in paragraph (b).
           -----------------

          "Permitted Holder" means Apollo Advisors, L.P. and any Affiliate
           ----------------
     thereof.

          "Permitted Indebtedness" means, without duplication, each of the
           ----------------------
     following:

                 (i) Indebtedness under the Corporation Exchange Debentures and the Exchange Indenture, including any Corporation Exchange Debentures issued in accordance with the Exchange Indenture as payment of interest on the Exchange Debentures;

                 (ii) Indebtedness incurred pursuant to any Credit Agreements (and any guarantees thereof) in an aggregate principal amount at any time outstanding not to exceed $260.0 million;

                 (iii) all other Indebtedness of the Corporation and its Restricted Subsidiaries outstanding on the Issue Date, including the Notes and the Notes Indenture;

                 (iv) (a) Obligations under Interest Rate Agreements of the Corporation covering Indebtedness of the Corporation or any of its Restricted Subsidiaries; provided, however, that such Interest Rate
                                   --------  -------
          Agreements are entered into to protect the Corporation and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Certificate of Designation or the Exchange Indenture and not for speculative purposes to the extent the notional principal amount of such Interest Rate Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement relates and (b) Indebtedness under Currency Agreements incurred by the Corporation in the ordinary course of business to the extent that such obligations have been entered into to protect against fluctuations in currency exchange rates and not for speculative purposes; provided, that in the case of Currency
                                --------
          Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Corporation and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                 (v) Indebtedness of a Restricted Subsidiary of the Corporation to the Corporation or to a Restricted Subsidiary of the Corporation for so long as such In-
          debtedness is owned by the Corporation or a Restricted Subsidiary of the Corporation, in each case with no Lien securing such Indebtedness held by a Person other than the Corporation or a Restricted Subsidiary of the Corporation; provided that if as of any date any Person other
                              --------
          than the Corporation or a Restricted Subsidiary of the Corporation owns any such Indebtedness or holds a Lien securing any such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (v);

                 (vi) Indebtedness of the Corporation to a Restricted Subsidiary of the Corporation for so long as such Indebtedness is owned by a Restricted Subsidiary of the Corporation, in each case with no Lien securing such Indebtedness; provided that if as of any date
                                              --------
          any Person other than a Restricted Subsidiary of the Corporation owns any such Indebtedness or any Person holds a Lien securing any such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (vi);

                 (vii) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business, the principal amount of which Indebtedness and Capitalized Lease Obligations does not in the aggregate exceed at any time $15.0 million;

                 (viii) Acquired Indebtedness of any Restricted Subsidiaries, provided that such Indebtedness was not incurred by a Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Corporation and provided further that after giving effect to such incurrence or assumption of such Acquired Indebtedness the Consolidated Fixed Charge Coverage Ratio of the Corporation and its Restricted Subsidiaries, taken as whole, and the Restricted Subsidiary making such acquisition independently, are at least equal to 1.75:1 as calculated in accordance with paragraph (l)(i) above.

                 (ix)   Refinancing Indebtedness;

                 (x) Indebtedness solely in respect of performance bonds, surety agreements, documentary letters of credit used for payment of goods consistent with past practice, or other guarantees of performance (in each case other than an obligation for the payment of borrowed money) incurred in the ordinary course of business;

                 (xi) additional Indebtedness of the Corporation or any Restricted Subsidiary in an aggregate principal amount not to exceed $100.0 million at any one time outstanding; and

                 (xii) Indebtedness incurred pursuant to any Foreign Credit Agreement in an aggregate principal amount at any time not to exceed $35.0 million (and any guarantees thereof).

          "Permitted Investments" means, for any Person, Investments made on or
           ---------------------
     after the Issue Date consisting of:

                 (i) Investments by the Corporation, or by a Restricted Subsidiary thereof, in the Corporation or a Restricted Subsidiary thereof;

                 (ii)   Cash Equivalents;

                 (iii) Investments by the Corporation, or by a Restricted Subsidiary thereof, in a Person (or in all or substantially all of the business or assets of a Person) if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Corporation, (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Corporation or a Restricted Subsidiary thereof or
          (c) such business or assets are owned by the Corporation or a Restricted Subsidiary thereof;

                 (iv) Investments by the Corporation or any of its Restricted Subsidiaries in Emerging Market Subsidiaries in the aggregate amount after the Issue Date not to exceed $50.0 million;

                 (v) reasonable and customary loans made to employees not to exceed $500,000 to any employee, and not to exceed $5.0 million in the aggregate at any one time outstanding;

                 (vi) an Investment that is made by the Corporation or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Corporation or a Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale;

                 (vii) accounts receivable of the Corporation and its Restricted Subsidiaries generated in the ordinary course of business;

                 (viii) investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person; and

                 (ix) additional Investments of the Corporation and its Restricted Subsidiaries from time to time of an amount not to exceed $10.0 million.

          Notwithstanding the foregoing, amounts available for investments under clauses (iv) and (ix) shall be increased by the aggregate amount of Returned Investments received by the Corporation on or before the date of such Investment.

          "Person" means an individual, partnership, corporation, unincorporated
           ------
     organization, joint stock company, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Plan" means any employee benefit plan, retirement plan, deferred
           ----
     compensation plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan or similar plan or arrangement of the Corporation or any Restricted Subsidiary of the Corporation, or any successor plan thereof, and "Plans" shall have a correlative meaning.

          "Preferred Stock" of any Person means any Capital Stock of such Person
           ---------------
     that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

          "Pro Rata Interest" of any Person in any other Person means a
           -----------------
     fraction, the numerator of which is the amount of the equity or other ownership interest in such other Person that are beneficially owned by such Person and its Restricted Subsidiaries, and the denominator of which is the aggregate amount of all equity or other ownership interests in such other Person that are outstanding (for this purpose, equity or other ownership interests subject to presently exercisable options, warrants or other rights to acquire such interests shall be deemed to be outstanding and shall be included in both the numerator and denominator). The Pro Rata Interest of any Person in any item of income or expense or in the fair market value of the assets or liabilities of any other Person means the amount obtained by multiplying (i) the amount of such income or expense or the fair market value of the relevant asset or liability, as the case may be, of such other Person by (ii) the Pro Rata Interest of such Person in such other Person.

          "Purchase Money Indebtedness" of any Person means any Indebtedness
           ---------------------------
     incurred or assumed by a Person to finance the cost (including the cost of construction) of an item of real or personal property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and
     (ii) reasonable fees and expenses of such Person incurred in connection therewith and provided that such Indebtedness is incurred or assumed within 90 days of the acquisition of, or improvement to, such property; and

     provided that any lien securing such Indebtedness does not extend to any
     --------
     property or assets other than the real or personal property financed with such Indebtedness.

          "Qualified Capital Stock" means any Capital Stock that is not
           -----------------------
     Disqualified Capital Stock.

          "Recapitalization" means the transactions described as such in the
           ----------------
     Offering Memorandum.

          "Redeemable Dividend" means, for any dividend or distribution with
           -------------------
     regard to Disqualified Capital Stock or Preferred Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory United States federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock or Preferred Stock, as the case may be.

          "Redemption Date", with respect to any shares of Senior Preferred
           ---------------
     Stock, means the date on which such shares of Senior Preferred Stock are redeemed by the Corporation.

          "Redemption Notice" shall have the meaning provided in paragraph (e).
           -----------------

          "Reference Period" with regard to any Person means the four full
           ----------------
     fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Senior Preferred Stock; provided, that if the Transaction Date in question
                             --------
     is more than 90 days after the end of such Person's most recently completed fiscal year or more than 45 days after the end of such Person's most recently completed fiscal quarter (other than the fourth fiscal quarter), then "Reference Period" shall mean the four full fiscal quarters ended on the last day of such fiscal year or fiscal quarter, as the case may be, unless financial information for a later period of four full fiscal quarters is available.

          "Refinancing Costs" shall have the meaning provided in the definition
           -----------------
     of "Refinancing Indebtedness" below.

          "Refinancing Indebtedness" means an extension, renewal, replacement,
           ------------------------
     refinancing or refunding of any Indebtedness which is Permitted Indebtedness or is otherwise incurred in accordance with paragraph (l)(i) (such Indebtedness is collectively referred to as "Refinancing Indebtedness"); provided, that (1) the maximum principal amount of the
                     --------
     relevant Refinancing Indebtedness (or, if such Refinancing Indebtedness (if not a revolving credit or similar arrangement) does not require cash payments prior to maturity or is otherwise issued at a discount, the original issue price of such Refinancing Indebtedness) may not exceed (x) the maximum principal amount of the relevant Indebtedness or Disqualified Capital Stock being extended, renewed, replaced, refinanced or refunded, plus unpaid interest, prepayment penalties, redemption premiums, fees, expenses and other amounts owing with respect thereto, plus reasonable financing fees and other reasonable out-of-pocket expenses incurred in connection therewith (collectively, "Refinancing Costs"), or (y) if such Indebtedness or Disqualified Capital Stock being extended, renewed, replaced, refinanced or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount at the time of the incurrence of the Refinancing Indebtedness plus Refinancing Costs, (2) in the case of such Refinancing Indebtedness being Disqualified Capital Stock, such Refinancing Indebtedness has a Weighted Average Life to Maturity and a final maturity that is equal to or greater than the Disqualified Capital Stock being extended, renewed, replaced, refinanced or refunded at the time of such extension, renewal, replacement, refinancing or refunding, (3) with respect to Indebtedness or Disqualified Capital Stock of the Corporation or any Restricted Subsidiaries, the relevant Refinancing Indebtedness shall rank in right of payment with respect to the Senior Preferred Stock to an extent no less favorable in respect thereof to the holders of Senior Preferred Stock than the Indebtedness or Disqualified Capital Stock being refinanced, extended, renewed, replaced or refunded and
     (4) Refinancing Indebtedness incurred by a Restricted Subsidiary of the Corporation shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Restricted Subsidiary or any other Restricted Subsidiary of the Corporation.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
     Agreement dated as of the Issue Date between the Corporation and CIBC Oppenheimer Corp., as Initial Purchaser relating to the Senior Preferred Stock.

          "Resolution" shall have the meaning provided in the first paragraph.
           ----------

          "Restricted Payment" means (i) the declaration or payment of any
           ------------------
     dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock and other than dividends or distributions (in cash or otherwise) on the Senior Preferred Stock) on shares of the Corporation's Junior Securities, (ii) the purchase, redemption, retirement or other acquisition for value of any Junior Securities of the Corporation, or any warrants, rights or options to acquire shares of Junior Securities of the Corporation, other than through the exchange of such Junior Securities or any warrants, rights or options to acquire shares of any class of such Junior Securities for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (iii) the making of any Investment (other than a Permitted Investment) (provided that the amount of any Investment for purposes of this clause (iii) shall be calculated by subtracting the amount of applicable Returned Investments, if any, on any such Investment), (iv) any des-ignation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the fair market value of such Subsidiary utilizing standard valuation methodologies and approved by the Board of Directors and (v) forgiveness of any Indebtedness of an Affiliate of the Corporation to the Corporation or a Restricted Subsidiary. For purposes of determining the amount available to make Restricted Payments pursuant to clause (a)(iii) of the covenant contained in paragraph (l)(ii) above, the amount of any Restricted Payments made pursuant to clauses (iii) or (iv) above shall be calculated after giving effect to any Returned Investments.

          "Restricted Subsidiary" means a Subsidiary of the Corporation other
           ---------------------
     than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Corporation (other than the Initial Emerging Market Subsidiaries) existing as of the Issue Date. The Board of Directors may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Corporation could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Paragraph (l)(i); provided that the Corporation may not designate any
                       --------
     Emerging Market Subsidiary to become a Restricted Subsidiary unless such designation complies with the requirements set forth in the definition of "Emerging Market Subsidiary" relating thereto.

          "Returned Investments" mean, with respect to all Investments made in
           --------------------
     Emerging Market Subsidiaries or Unrestricted Subsidiaries pursuant to clause (iv) or (ix), respectively, of the definition of "Permitted Investments" or pursuant to clauses (iii) or (iv) of the definition of "Restricted Payment", the aggregate amount of (i) all payments made in respect of such Investments, other than interest, dividends or other distributions not in the nature of a return or repurchase of capital or a repayment of principal, that have been paid or returned, without restriction, in cash to the Corporation and its Restricted Subsidiaries and
     (ii) the Pro Rata Interest of the Corporation and its Restricted Subsidiaries in the fair market value of the net assets of all Emerging Market Subsidiaries or Unrestricted Subsidiaries, as the case may be, that have been designated a Restricted Subsidiary of the Corporation after the Issue Date, such fair market value to be determined as of the date of such designation; provided, that amounts under
                                                    --------
     the foregoing clause (ii) with respect to each such Emerging Market Subsidiary or Unrestricted Subsidiary, as the case may be, shall not constitute Returned Investments to the extent that such amount exceeds the total amount of Investments by the Corporation and its Restricted Subsidiaries in such Emerging Market Subsidiary or Unrestricted Subsidiary, as the case may be. Notwithstanding the foregoing, Returned Investments shall be credited to the amounts available for Investments pursuant to clauses (iv) or (ix) of the definition of "Permitted Investments" or Investments made pursuant to the provisions of clause (iii) or (iv) of the definition of "Restricted Payment", only to the extent that such Returned Investments are in respect of Investments made pursuant to each such clause or provision.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
     rules and regulations promulgated thereunder.

          "Senior Preferred Stock" means the 13-7/8% Senior Redeemable
           ----------------------
     Exchangeable Preferred Stock, liquidation preference $1,000 per share of the Corporation issued pursuant to this Certificate of Designation, including any additional series of Senior Preferred Stock issued pursuant to the Registration Rights Agreement.

          "Senior Securities" shall have the meaning provided in paragraph (b).
           -----------------

          "Subsidiary" with respect to any Person, means (i) any corporation of
           ----------
     which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "Transaction Date" shall have the meaning provided in the definition
           ----------------
     of Consolidated Fixed Charge Coverage Ratio above.

          "Unrestricted Subsidiary" means (a) any Emerging Market Subsidiary,
           -----------------------
     (b) any Subsidiary of an Unrestricted Subsidiary or an Emerging Market Subsidiary and (c) any Sub-
     sidiary of the Corporation which is classified after the Issue Date as an Unrestricted Subsidiary or an Emerging Market Subsidiary by a resolution adopted by the Board of Directors; provided that a Subsidiary organized or
                                        --------
     acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with paragraph
     (l)(ii); provided, further, that a Subsidiary may not be classified as an
              --------  -------
     Emerging Market Subsidiary unless such classification would be in compliance with the provisions of the definition of "Emerging Market Subsidiary."

          "Voting Rights Triggering Event" shall have the meaning provided in
           ------------------------------
     paragraph (f).

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
     Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          IN WITNESS WHEREOF, said Samsonite Corporation, has caused this Certificate of Designation to be signed by Thomas R. Sandler, its President, this 24th day of June, 1998.

                              SAMSONITE CORPORATION

                              By:
                                 ----------------------------------
                                 Name:   Thomas R. Sandler
                                 Title:  President